UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2021

TPG PACE TECH OPPORTUNITIES CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39595	98-1499860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce St., Suite 3300 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(212) 405-8458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	PACE.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	PACE	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	PACE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 14, 2021, TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company (“TPG Pace”), convened an extraordinary general meeting of stockholders (the “Special Meeting”). At the Special Meeting, TPG Pace’s stockholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement/prospectus (File No. 333-254485) filed by TPG Pace with the Securities and Exchange Commission on August 19, 2021.

There were 56,250,000 TPG Pace ordinary shares issued and outstanding on August 16, 2021, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 47,452,066 ordinary shares present either by proxy or online, representing approximately 84.359% of the total outstanding TPG Pace ordinary shares as of the Record Date, which constituted a quorum.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1—The Business Combination Proposal

The Business Combination Agreement, dated as of January 28, 2021, as amended on March 19, 2021, on July 14, 2021, on August 11, 2021 and on August 18, 2021 (the “Business Combination Agreement”), by and among TPG Pace, TPG Pace Tech Merger Sub LLC, a Delaware limited liability company (“TPG Pace Merger Sub”), TCV VIII (A) VT, Inc., a Delaware corporation (“TCV Blocker”), LCSOF XI VT, Inc., a Delaware corporation (“Learn Blocker” and, together with TCV Blocker, the “Blockers”), TPG Pace Blocker Merger Sub I Inc., a Delaware corporation (“Blocker Merger Sub I”), TPG Pace Blocker Merger Sub II Inc., a Delaware corporation (“Blocker Merger Sub II” and, together with Blocker Merger Sub I, the “Blocker Merger Subs” and, together with TPG Pace Merger Sub, the “Merger Subs”), Live Learning Technologies LLC, a Missouri limited liability company (“Nerdy”), and, solely for the purposes described therein, certain entities affiliated with the Blockers, pursuant to which a business combination between TPG Pace and Nerdy will be effected (the “Business Combination”), was approved and adopted, and all transactions contemplated by the Business Combination were approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
44,858,118	2,593,431	517

Proposal No. 2—The Domestication Proposal

The proposal that TPG Pace be de-registered in the Cayman Islands pursuant to article 47 of its articles of association and registered by way of continuation as a corporation under the laws of the state of Delaware (the “Domestication”) pursuant to Part XII of the Companies Law (Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, TPG Pace be continued and domesticated as a corporation and, conditional upon, and with effect from, the registration of TPG Pace as a corporation in the State of Delaware, the name of TPG Pace be changed from “TPG Pace Tech Opportunities Corp.” to “Nerdy Inc.” was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
44,858,418	2,593,031	617

Proposal No. 3—The Charter Proposal

The proposal that the amended and restated memorandum and articles of association of TPG Pace (“Existing Governing Documents”) be amended and restated by the proposed new certificate of incorporation of “Nerdy Inc.” including authorization of the change in authorized share capital as indicated therein and the change of name of TPG Pace to “Nerdy Inc.” in connection with the Business Combination was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
44,858,915	2,592,644	507

Governing Documents Proposals

Proposal No. 4—Governing Documents Proposal A

The proposal that, upon the Domestication, the change in the authorized share capital of TPG Pace be changed from US $22,100 divided into (i) 200,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 20,000,000 Class F ordinary shares, par value $0.0001 per share, and (iii) 1,000,000 preference shares, par value $0.0001, to (a) 1,000,000,000 shares of Class A common stock, par value $0.0001 per share, of Nerdy Inc., (b) 20,000,000 shares of Class F common stock, par value $0.0001 per share, of Nerdy Inc., (c) 150,000,000 shares of Class B common stock, par value $0.0001 per share, of Nerdy Inc., in order to provide for our “Up-C” structure and (d) 1,000,000 shares of preferred stock, par value $0.0001 per share, of Nerdy Inc., was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
36,220,600	10,977,823	253,643

Proposal No. 5—Governing Documents Proposal B

The proposal that, upon the Domestication, the authorization to the board of directors of Nerdy Inc. (the “Nerdy Inc. Board”) to issue any or all shares of Nerdy Inc. preferred stock, par value $0.0001, in one or more classes or series, with such terms and conditions as may be expressly determined by the Nerdy Inc. Board and as may be permitted by the Delaware General Corporation Law was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
38,574,035	8,627,388	250,643

Proposal No. 6—Governing Documents Proposal C

The proposal that, upon the Domestication, the provision that certain provisions of the certificate of incorporation of Nerdy Inc. are subject to the Stockholders Agreement was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
40,400,929	6,798,344	252,793

Proposal No. 7—Governing Documents Proposal D

The proposal that, upon the Domestication, the removal of the ability of Nerdy Inc. stockholders to take action by written consent in lieu of a meeting was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
38,510,414	8,690,999	250,653

Proposal No. 8—Governing Documents Proposal E

The proposal that, upon the Domestication, any director or the entire board of directors of Nerdy Inc. may be removed from office, but only for cause and only by the affirmative vote of the holders of a majority of the then- outstanding shares of stock of Nerdy Inc. entitled to vote generally for the election of directors was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
35,785,798	11,415,625	250,643

Proposal No. 9—Governing Documents Proposal F

The proposal that all other changes necessary or desirable in connection with the replacement of Existing Governing Documents with the amended and restated certificate of incorporation and the amended and restated bylaws as part of the Domestication, including (i) changing the post-Business Combination corporate name from

“TPG Pace Tech Opportunities Corp.” to “Nerdy Inc.” (which is expected to occur upon the consummation of the Domestication), (ii) making Nerdy Inc.’s corporate existence perpetual, (iii) adopting Delaware as the exclusive forum for certain stockholder litigation and the United States District Courts as the exclusive forum for litigation arising out of the federal securities laws, and (iv) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
39,015,405	8,182,578	254,083

Proposal No. 10—The Director Election Proposal

TPG Pace’s stockholders elected, effective immediately after the Closing, Charles Cohn and Greg Mrva to serve as Class I directors until TPG Pace’s 2022 annual meeting of stockholders, Rob Hutter and Christopher (Woody) Marshall, to serve as Class II directors until TPG Pace’s 2023 annual meeting of stockholders and Catherine Beaudoin, Erik Blachford and Kathleen Philips to serve as Class III directors until TPG Pace’s 2024 annual meeting of stockholders, or until such directors’ respective successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement, or removal. The voting results were as follows:

Nominee	Votes For	Withheld
Charles Cohn	44,861,020	2,591,046
Greg Mrva	44,861,220	2,590,846
Rob Hutter	44,860,820	2,591,246
Christopher (Woody) Marshall	44,861,220	2,590,846
Catherine Beaudoin	44,860,842	2,591,224
Erik Blachford	44,860,620	2,591,446
Kathleen Philips	44,861,264	2,590,802

Proposal No. 11—The NYSE Proposal

The proposal to approve, for purposes of complying with the applicable provisions of Section 312.03 of The New York Stock Exchange’s (“NYSE”) Listed Company Manual, the issuance of more than 20% of TPG Pace’s common stock to the investors in the PIPE Financing was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
44,854,327	2,594,792	2,947

Proposal No. 12—The Equity Incentive Plan Proposal

The Nerdy Inc. 2021 Equity Incentive Plan and the material terms thereunder were approved and adopted. The voting results were as follows:

Votes For	Votes Against	Abstentions
44,851,949	2,596,694	3,423

Proposal No. 13—The Adjournment Proposal

The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the other proposals was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
43,727,359	3,721,214	3,493

Item 8.01.	Other Events.

On September 13, 2021, TPG Pace issued a press release announcing that based on the number of public shares submitted for redemption, the Business Combination is expected to raise more than $575 million of gross proceeds from the TPG Pace Tech Opportunities trust proceeds combined with the private placement (PIPE) and forward purchase agreement proceeds. A copy of the press release is filed as Exhibit 99.1 hereto. Approximately 36% of TPG Pace public shares were submitted for redemption.

On September 14, 2021, TPG Pace issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated September 13, 2021.

99.2	Press Release dated September 14, 2021.

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 15, 2021

TPG PACE TECH OPPORTUNITIES CORP.

By:	/s/ Eduardo Tamraz
Name:	Eduardo Tamraz
Title:	Secretary